Exhibit 99.1

For Immediate Release

NeoPhotonics Announces Restructuring Actions and Preliminary Financial Results for the Third Quarter

SAN JOSE, Calif. — October 5, 2017 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications, today announced that as a part of its continuing actions to improve profitability and cash flow, the Company has implemented certain restructuring actions.  The actions include a reduction in force, real estate consolidation, a write down of inventory for certain programs and assets and a write-down of idle assets.

These actions are intended to accelerate the Company’s goal of a return to profitability by implementing specific and sustainable measures designed to lower the Company’s breakeven revenue levels for profitability and free cash flow, while maintaining the Company’s focus on its core capabilities, including its industry leading coherent components and solutions for datacenter interconnect and telecommunications systems.  The actions being taken are expected to reduce quarterly operating expenses with immediate impact and achieve an approximately two million dollar reduction when fully realized in the first quarter of 2018.

The costs to implement these actions are expected to be approximately $4.8 million, with $4.2 million in asset-write off costs and $0.6 million in severance costs.  The Company expects to incur approximately $4.6 million of these costs in the third quarter with the remainder to be incurred in the fourth quarter.

“Lacking a clear indication of increased demand in China in the third quarter, we initiated several operational changes with the goal of expediting our return to profitability, including implementing certain restructuring initiatives designed to align our business with the current demand environment and lowering manufacturing output to manage inventory levels,” said Tim Jenks, Chairman and CEO of NeoPhotonics.  “In taking these actions, we have maintained our research and development focus on products for next generation coherent systems, operating at 400 Gigabits/sec to beyond 1 Terabit/sec, wherein our advanced hybrid photonic integration provides the highest value,” concluded Mr. Jenks.

In addition to these restructuring activities, the Company provided preliminary estimated financial results for the third quarter of 2017.  Revenue is expected to be in the range of $69 to $71 million, with GAAP gross margin of approximately 10% to 13% and GAAP loss per share of $0.50 to $0.40, inclusive of restructuring charges. Excluding restructuring charges, and other regularly excluded items, the Company expects non-GAAP gross margin to be in the range of 14% to 17% and non-GAAP loss per share in the range of $0.35 to $0.27.  A reconciliation of the non-GAAP financial measures to the most directly applicable GAAP financial measures is provided at the end of this press release.

These preliminary results compare to a previously provided forecast for third quarter revenue of $70 to $76 million, GAAP gross margin of 23% to 26%, and GAAP net loss per share of $0.21 to $0.11 and non-GAAP gross margin of 24% to 27% and non-GAAP loss of $0.17 to $0.07. In addition to restructuring charges, non-GAAP gross margin and non-GAAP net loss were negatively impacted by the Company’s decision to reduce production levels during the quarter resulting from a lack of visibility into future demand levels in China.  While this reduction impacted overall capacity utilization and gross margin respectively in the third quarter, the Company anticipates these actions will help reduce inventory levels in the fourth quarter.

Cash, cash equivalents and restricted cash totaled approximately $74 million at the end of the third quarter.

Revised Outlook for the Quarter Ending September 30, 2017

	GAAP	Non-GAAP
Revenue	$69 to $71 million
Gross Margin	10% to 13%	14% to 17%
Earnings per share	$0.50 to $0.40 net loss	$0.35 to $0.27 net loss

The Non-GAAP outlook for the third quarter of 2017 excludes the impact of expected restructuring charges and end-of-life inventory write-downs of approximately $4.6 million, acquisition related costs of $0.2 million, amortization of intangibles of approximately $0.3 million and the anticipated impact of stock-based compensation of approximately $1.9 million, of which $0.3 million is estimated for cost of goods sold.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high speed products, the Company’s market position, the outlook for the China market, and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; ability of the Company to meet customer demand; economic conditions or natural disasters; volatility in utilization of manufacturing operations, supporting utility services and other manufacturing costs; the savings anticipated from cost reduction actions and the impact of severance costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions or divestitures; challenges involving integration of acquired businesses and utilization of acquired technology or divestitures of assets and related product lines; the impact of the sale of the low speed transceiver product lines and the discontinuance or end of life of certain other products; market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Form 10-Q for the three months ended June 30, 2017.  All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

NeoPhotonics Corporation

Beth Eby +1-408-895-6086

Chief Financial Officer

ir@neophotonics.com

Sapphire Investor Relations, LLC

Erica Mannion +1-617-542-6180

Investor Relations

ir@neophotonics.com

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